                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements, (Form S-8, No. 333-33051) pertaining to Primex Technologies, Inc. Retirement Investment Management Experience Plan; (Form S-8, No. 333-18297) pertaining to Primex Technologies, Inc. Stock Plan for Non-employees Directors; (Form S-8, No. 333-18299) pertaining to 1996 Long Term Incentive Plan of Primex Technologies, Inc., of our report dated January 26, 1998, with respect to the consolidated financial statements of Primex Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                           Ernst & Young LLP

                                                           /s/ Ernst & Young LLP
                                                           ---------------------

Tampa, Florida
March 16, 1998